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                                  EXHIBIT 99.1

                          INTERWEST MEDICAL CORPORATION
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                         PURSUANT TO SECTION 906 OF THE
                    SARBANES-OXLEY ACT OF 2002 (18 USC 1350)


The undersigned, Arch B. Gilbert, the Chief Executive Officer and Chief Financial Officer of InterWest Medical Corporation (the Company), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's current report on Form 10-K (the "Report").

The undersigned hereby certifies that:

- the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

- the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 13th day of May 2003.

               /s/ Arch B. Gilbert
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Arch B. Gilbert
President, Chief Executive Officer and Chief Financial Officer